As filed with the Securities and Exchange Commission on January 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIRPOINT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3725229
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

521 East Morehead Street

Suite 500

Charlotte, NC 28202

(Address of Principal Executive Offices)

FAIRPOINT COMMUNICATIONS, INC.

2010 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Shirley J. Linn, Esq.

Executive Vice President, Secretary and General Counsel

FairPoint Communications, Inc.

521 East Morehead Street, Suite 500

Charlotte, NC 28202

(Name and address of agent for service)

(704) 344-8150

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Jeffrey J. Pellegrino, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022

(212) 318-6932

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share(2)	offering price(2)	registration fee
Common stock, $0.01 par value	3,134,603 shares	$ 19.49	$ 61,093,413	$ 7,093

(1)  This Registration Statement registers shares of common stock, par value $0.01 per share (the “Common Stock”), of FairPoint Communications, Inc., a Delaware corporation (the “Registrant”), issuable under the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Long Term Incentive Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Common Stock.

(2)  In accordance with Rule 457(h)(1), the price of the securities has been estimated since there is no market for the Registrant’s common stock, par value $0.01 per share (the “New Common Stock”), which was initially issued on January 24, 2011, the effective date of the Registrant’s emergence from chapter 11 bankruptcy.  Accordingly, the offering price is based on the estimated book value of the Common Stock on such effective date.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Long Term Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation by Reference.

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on May 28, 2010, as amended by the Registrant’s Annual Report on Form 10-K/A filed with the  Commission on September 29, 2010;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the Commission on June 18, 2010, as amended by the Registrant’s Quarterly Report on Form 10-Q/A filed with the Commission on September 29, 2010; the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the Commission on August 5, 2010, as amended by the Registrant’s Quarterly Report on Form 10-Q/A filed with the Commission on September 29, 2010; and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the Commission on November 9, 2010;

(c)                                  The Company’s Current Reports on Form 8-K filed with the Commission on January 14, 2011, December 30, 2010, December 28, 2010, November 5, 2010, October 19, 2010, August 25, 2010, August 16, 2010, July 19, 2010, June 29, 2010, May 13, 2010, April 23, 2010, March 31, 2010, March 11, 2010, March 4, 2010, February 23, 2010, February 12, 2010, February 8, 2010 and January 8, 2010;

(d)                                 The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on January 24, 2011; and

(e)                                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of the post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides for the elimination of the personal liability of the directors of the Registrant to the fullest extent permitted by Delaware law and the Registrant’s bylaws provide for indemnification to the fullest extent permitted by Delaware law.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; payments of unlawful dividends or unlawful stock repurchases or redemptions; or any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act or the Exchange Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act or the Exchange Act, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1	FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 14, 2011 and incorporated by reference herein)

4.2

Form of Non-Incentive Stock Option Award Agreement relating to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as an attachment to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan, which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2011 and incorporated by reference herein)

4.3

Form of Restricted Share Award Agreement relating to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as an attachment to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan, which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2011 and incorporated by reference herein)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm

24	Power of Attorney (included on the Signature Page)

Item 9.  Undertakings

The Registrant hereby undertakes:

(1)                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the estimated maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)          Paragraphs (a)(1)(i)and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)           Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424 (b) of this chapter) that is part of the registration statement.

(C)           Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 239.1100(c)).

(2)                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                  If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)                  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424 (b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on January 24, 2011.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn, Esq.
Shirley J. Linn, Esq.
Executive Vice President, Secretary and General
Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Sunu and Ajay Sabherwal and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of the Registrant, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Paul H. Sunu	Chief Executive Office (Principal Executive Officer)	January 24, 2011
Paul H. Sunu

/s/ Ajay Saberwal	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 24, 2011
Ajay Saberwal

/s/ John Hogshire	Vice President and Controller (Principal Accounting Officer)	January 24, 2011
John Hogshire

/s/ Todd W. Arden	Director	January 24, 2011
Todd W. Arden

/s/ Dennis J. Austin	Director	January 24, 2011
Dennis J. Austin

/s/ Edward D. Horowitz	Director	January 24, 2011
Edward D. Horowitz

/s/ Michael J. Mahoney	Director	January 24, 2011
Michael J. Mahoney

/s/ Michael K. Robinson	Director	January 24, 2011
Michael K. Robinson

/s/ David L. Treadwell	Director	January 24, 2011
David L. Treadwell

/s/ Wayne Wilson	Director	January 24, 2011
Wayne Wilson

INDEX TO EXHIBITS

4.1	FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 14, 2011 and incorporated by reference herein)

4.2

Form of Non-Incentive Stock Option Award Agreement relating to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as an attachment to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan, which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2011 and incorporated by reference herein)

4.3

Form of Restricted Share Award Agreement relating to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (filed as an attachment to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan, which is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 14, 2011 and incorporated by reference herein)

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder

23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm

24	Power of Attorney (included on the Signature Page)